EXHIBIT 10(A)

                                    RESCISION
                                       OF
                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                      ------------------------------------

     THIS AGREEMENT of RESCISION OF THE PLAN OF SHARE EXCHANGE (the "Agreement"), is entered into effective as of June 30, 2002 (the "Effective Date"), by and among GREENLAND CORPORATION, a Nevada corporation ("Greenland"), John Carey, DK Capital (its assigns) and Gene Cross stockholders of Zzyzx ("ZZ")(collectively, the "Stockholders").

     WHEREAS, by agreement dated September 28, 2001, Greenalnd and the Stockholders entered into the Agreement and Plan of Share Exchange (the "Agreement") whereby the Stockholders exchanged collectively, 100,000 shares of common stock of ZZ in exchange (the "ZZ Shares") for, collectively, 60 Convertible Preferred Shares of Greenland Stock (the "Greenaldn Shares")(the "Exchange") in accordance to terms and conditions set forth in the Agreement;

     WHEREAS, management of ZZ has located a purchaser for all the common stock of ZZ, including the ZZ Shares and Greenland has not been able to meet all terms and conditions of the Agreement;

WHEREAS, Greenland and the Stockholders desire that the Exchange be rescinded and the ZZ Shares be returned to the Stockholders and the Greenland Shares be returned to Greenland and the parties release each other from any and all claims and/or causes of action, if any.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Rescision of the Exchange and the mode of carrying the same into effect, the parties hereto hereby agree to this Agreement as follows:

                                   ARTICLE 1.
                                    RESCISION

The Stockholders and Greenland hereby agree for mutual consideration, to rescind the Exchange and the Parties will agree upon a mutually acceptable date whereby Stockholders will deliver the Greenland Shares to Greenland and Greenland will deliver the ZZ Shares to Stockholders. Each party agrees to execute the appropriate stock powers and/or other appropriate documentation.

                                    ARTICLE 2
                                 MUTUAL RELEASE

Except for those obligations arising under this Agreement, Stockholders (i) shall and hereby do relieve, release, exonerate and forever discharge Greenland, including without limitation its officers, directors and affiliates from any and all claims, debts, liabilities, obligations or causes of action of whatever nature, known or unknown, which arose in connection with and/or are related to any action, conduct or event which occurred on or prior to the date of this Agreement and may exist in favor of Stockholders ; and Greenland (ii) shall and hereby does relieve, release, exonerate and forever discharge Stockholders from any and all claims, debts, liabilities, obligations or causes of action of whatever nature, whether known or unknown, which arose in connection with and/or are related to any action, conduct or event which occurred on or prior to the date of this Agreement and may exist in favor of Greenland.

                 WAIVER OF LIMITATION ON MUTUAL GENERAL RELEASE

The Parties expressly waive any and all rights and benefits conferred upon each or any of them by California Civil Code Section 1542 and/or any substantially similar provision of Nevada or Federal law, providing as follows:

A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

Notwithstanding Section 1542 and/or any substantially similar provision of Nevada or federal law, the mutual release set forth in the Release Agreement shall have full force and effect in accordance with their particular terms. The Parties knowingly and voluntarily waive the provision of Section 1542 and/or any substantially similar provision of Nevada or federal law, as well as any other statute, law or rule of similar effect, and acknowledge and agree that this waiver is an essential and material term of this Release Agreement, and that without such waiver this Release Agreement would not have been entered into by the Parties.

                                    ARTICLE 3
                                   ASSIGNMENT

Until such time as management of ZZ completes the proposed sale, Greenland hereby assigns to DK Capital and/or its assigns all voting rights to the ZZ Shares for the purposes of consummating said transaction.

                                    ARTICLE 4
                                     NOTICE

All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

If  to  Greenland  to:

     Thomas  Beener,  CEO
     Greenland  Corporation
     2111  Palomar  Airport  Road,  Suite  200
     Carlsbad,  CA  92009

If  to  Stockholders  to:

     Frank  Kavanaugh
Ashford  Capital
1301  Dove  Street
Suite  800
Newport  Beach,  ca  92660

or such other address or addressed as any party hereto shall have designated by notice in writing to the other parties hereto.


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Share Exchange as of the day and year first above written.


GREENLAND  CORPORATION  ("GREENLAND")


/s/  Thomas  J.  Beener.  CEO


"STOCKHOLDERS"


s/s  Gene  Cross  ,  A  Shareholder


/s/  John  Carey,  A  Shareholder


/s/  DK  Capital  ,  A  Shareholder

/s/  Frank  Kavanaugh